EXHIBIT 99.1

OHA Investment Corporation Announces Second Quarter 2017 Results

NEW YORK, Aug. 10, 2017 (GLOBE NEWSWIRE) -- OHA Investment Corporation (NASDAQ:OHAI) (the “Company”) today announced its financial results for the quarter ended June 30, 2017. Management will discuss the Company's results summarized below on a conference call on Friday, August 11, 2017, at 10:00 a.m. (Eastern Time).

Summary results for the quarter ended June 30, 2017:
Total investment income:  $2.5 million, or $0.12 per share
Net investment income:  $0.1 million, or $0.01 per share
Net realized and unrealized losses:  $5.0 million, or $0.25 per share
Net asset value:  $55.7 million, or $2.76 per share
New portfolio investments during the quarter:  $1.4 million
Fair value of portfolio investments:  $84.5 million
Investment in Castex Energy 2005, LP written down by $4.7 million, or $0.23 per share

Portfolio Activity
The fair value of our investment portfolio was $84.5 million at June 30, 2017, decreasing 4.7% compared to March 31, 2017. During the second quarter of 2017, the Company had realizations totaling $1.4 million and made one new investment in the amount of $1.4 million. The concentration of our investment portfolio in the energy sector at June 30, 2017 was 18%. The current weighted average yield of our portfolio based on the cost and fair value of our yielding investments was 12.6% and 13.0%, respectively, as of June 30, 2017.

During the second quarter, we added $1.4 million of second lien term loan to PAE Holding Corporation, or PAE, adding to our $5.5 million position that was previously acquired in November 2016.  The $1.4 million PAE loan was purchased at a 1% discount and earns interest payable in cash at a rate of 10.50% per annum (LIBOR+9.50% with a 1% floor) and matures in October 2023.

In April 2017, we received $0.9 million remittance from our investment in Gramercy Park CLO Ltd., which we applied to our cost basis.

In May 2017, Talos Production, LLC repaid a portion of its senior unsecured notes in the amount of $0.5 million at par.

Operating Results
Investment income totaled $2.5 million for the second quarter of 2017, decreasing 43.4% compared to $4.4 million in the corresponding quarter of 2016. The decrease was primarily attributable to a $1.5 million decrease in investment income related to non-accruals assets and a decrease in average portfolio balance.

Operating expenses for the second quarter of 2017 were $2.3 million, a decrease of $0.7 million, or 22.9%, compared to operating expenses for the second quarter of 2016. The decrease in operating expenses is related to lower base management and incentive fees, professional fees and other general and administrative expenses.

The resulting net investment income was $0.1 million or $0.01 per share, for the second quarter of 2017, compared to $1.3 million, or $0.06 per share, for the second quarter of 2016.

We recorded net realized and unrealized losses on investments totaling $5.0 million, or $0.25 per share, during the second quarter of 2017, compared to $1.1 million, or $0.06 per share, during the second quarter of 2016. Total losses recorded in the second quarter of 2017 was driven primarily by the $4.7 million write-down in Castex, a legacy energy portfolio investment.

Overall, we experienced a net decrease in net assets resulting from operations of $4.9 million, or $0.24 per share, for the second quarter of 2017. After declaring a quarterly dividend during the period of $0.02 per share, our net asset value decreased 8.6%, from $3.02 per share as of March 31, 2017 to $2.76 per share as of June 30, 2017.

Liquidity and Capital Resources
At June 30, 2017, we had cash and cash equivalents totaling $12.0 million. The total amount outstanding under our credit facility at June 30, 2017 was $40.5 million with $16.0 million available to draw.

Webcast / Conference Call at 10:00 a.m. Eastern Time on August 11, 2017
We invite all interested persons to participate in our conference call on Friday, August 11, 2017, at 10:00 a.m. (Eastern Time). The dial-in number for the call is (877) 303-7617. International callers can access the conference by dialing (760) 666-3609. Conference ID is 61891354. Callers are encouraged to dial in at least 5-10 minutes prior to the call. The presentation materials for the call will be accessible on the Investor Relations page of the Company’s website at www.ohainvestmentcorporation.com.

OHA INVESTMENT CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Investments in portfolio securities at fair value
Affiliate investments (cost: $21,386 and $19,724, respectively)	$18,350	$17,150
Non-affiliate investments (cost: $144,367 and $154,772, respectively)	66,151	87,855
Total portfolio investments (cost: $165,753 and $174,496, respectively)	84,501	105,005
Investments in U.S. Treasury Bills at fair value (cost: $44,994 and $39,997, respectively)	44,994	39,997
Total investments	129,495	145,002
Cash and cash equivalents	12,002	16,533
Accounts receivable and other current assets	31	33
Interest receivable	667	1,313
Prepaid assets	1	17
Total current assets	12,701	17,896
Total assets	$142,196	$162,898

Liabilities
Current liabilities
Distributions payable	$403	$1,210
Accounts payable and accrued expenses	1,760	1,999
Due to affiliate	39	220
Management and incentive fees payable	496	635
Income taxes payable	12	28
Repurchase agreement	44,093	39,200
Short-term debt, net of debt issuance costs	39,694	—
Total current liabilities	86,497	43,292
Long-term debt, net of debt issuance costs	—	39,113
Total liabilities	86,497	82,405
Commitments and contingencies
Net assets
Common stock, $.001 par value, 250,000,000 shares authorized; 20,172,392 and 20,172,392 shares issued and outstanding, respectively	20	20
Paid-in capital in excess of par	235,703	235,703
Undistributed net investment loss	(3,342)	(2,873)
Undistributed net realized capital loss	(98,543)	(85,979)
Net unrealized depreciation on investments	(78,139)	(66,378)
Total net assets	55,699	80,493
Total liabilities and net assets	$142,196	$162,898
Net asset value per share	$2.76	$3.99

OHA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Investment income:
Interest income:
Interest income	$2,465	$3,396	$4,869	$7,209
Dividend income	—	970	—	2,283
Other income	10	7	61	38
Total investment income	2,475	4,373	4,930	9,530
Operating expenses:
Interest expense and bank fees	984	975	1,958	2,063
Management and incentive fees	496	767	1,066	1,697
Professional fees	401	669	672	1,389
Other general and administrative expenses	377	538	759	1,044
Director fees	62	62	123	123
Total operating expenses	2,320	3,011	4,578	6,316
Income tax provision, net	10	99	14	116
Net investment income	145	1,263	338	3,098

Net realized capital gain on investments, net of tax	(12,659)	(9,943)	(12,564)	(9,919)
Total net realized capital gain (loss) on investments	(12,659)	(9,943)	(12,564)	(9,919)

Net unrealized depreciation on investments, net of tax	7,618	8,795	(11,761)	(4,728)
Total net unrealized depreciation on investments	7,618	8,795	(11,761)	(4,728)

Net increase (decrease) in net assets resulting from operations	$(4,896)	$115	$(23,987)	$(11,549)

Net increase (decrease) in net assets resulting from operations per common share	$(0.24)	$0.01	$(1.19)	$(0.57)

Distributions declared per common share	$0.02	$0.06	$0.04	$0.12
Weighted average shares outstanding - basic and diluted	20,172	20,172	20,172	20,172

Per Share Data (1)
Net asset value, beginning of period	$3.02	$4.85	$3.99	$5.49

Net investment income	0.01	0.06	0.01	0.15
Net realized and unrealized loss on investments (2)	(0.25)	(0.05)	(1.21)	(0.72)
Net increase (decrease) in net assets resulting from operations	(0.24)	0.01	(1.19)	(0.57)
Distributions to common stockholders
Distributions from net investment income	(0.02)	(0.06)	(0.04)	(0.12)
Net decrease in net assets from distributions	(0.02)	(0.06)	(0.04)	(0.12)

Net asset value, end of period	$2.76	$4.80	$2.76	$4.80

(1) Per share data is based on weighted average number of common shares outstanding for the period.
(2) May include a balancing amount necessary to reconcile the change in net asset value per share with other per share presented.

About OHA Investment Corporation
OHA Investment Corporation (NASDAQ:OHAI) is a specialty finance company designed to provide its investors with current income and capital appreciation. OHAI focuses primarily on providing creative direct lending solutions to middle market private companies across industry sectors. OHAI is externally managed by Oak Hill Advisors, L.P., a leading independent investment firm (www.oakhilladvisors.com). Oak Hill Advisors has deep experience in direct lending, having invested over $4 billion in over 125 direct lending investments over the past 14 years.

Forward-Looking Statements
This press release may contain forward-looking statements. We may use words such as "anticipates," "believes," "intends," "plans," "expects," "projects," "estimates," "will," "should," "may" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to various risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing or likelihood of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, regulatory factors, changes in regional or national economic conditions and their impact on the industries in which we invest, other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC"). You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update our forward-looking statements made herein, unless required by law.

CONTACTS:
Steven T. Wayne – President and Chief Executive Officer
Cory E. Gilbert – Chief Financial Officer
Lisa R. Price - Chief Compliance Officer
OHAICInvestorRelations@oakhilladvisors.com

For media inquiries, contact Kekst and Company, (212) 521-4800
Jeremy Fielding – Jeremy-Fielding@kekst.com
Ethan Lyle – Ethan.Lyle@kekst.com